Exhibit 99.1

FOR IMMEDIATE RELEASE

FISKER RAISES ADDITIONAL GROWTH CAPITAL FROM EXISTING INVESTOR;

FUNDING IS $150 MILLION, WITH AN ADDITIONAL $550 MILLION AVAILABLE

LOS ANGELES (Sept. 29, 2023) – Fisker Inc. (NYSE: FSR) (“Fisker”), driven by a mission to create the world’s most emotional and sustainable electric vehicles, announced today its intention to offer $170,000,000 in aggregate principal amount of 0% senior unsecured convertible notes due 2025 (the “Notes”) to an existing institutional investor (the “Investor”), with such Notes having an original issue discount of approximately 12%, resulting in gross proceeds of $150,000,000 to Fisker.

The Notes are being sold pursuant to a previously announced Securities Purchase Agreement, dated July 10, 2023 (the “Original Purchase Agreement”), by and between the Company and the Investor, as amended by Amendment No. 1 to the Securities Purchase Agreement, dated September 29, 2023 (the “Purchase Agreement Amendment” and, together with the Original Purchase Agreement, the “Securities Purchase Agreement”).

As a result of the Purchase Agreement Amendment, Fisker may now offer up to an additional $623,333,334 in aggregate principal amount of 0% senior unsecured convertible notes under the Securities Purchase Agreement, with such notes having an original issue discount of approximately 12%, resulting in additional gross proceeds of up to $550,000,000 to Fisker.

The new investment round follows a previously announced convertible notes offering of $340,000,000 in aggregate principal amount in July 2023 by Fisker to the Investor.

This capital will enable Fisker to accelerate deliveries, expand growth, and expedite the company’s vehicle programs.

TD Cowen served as financial advisor to Fisker and Orrick, Herrington & Sutcliffe LLP served as legal counsel to Fisker.

Fisker commenced deliveries of its first vehicle, the all-electric Fisker Ocean SUV in both the US and Europe earlier this year, after a successful production launch in November of 2022. In August, the company presented its vision for future products, including the Fisker PEAR crossover, the Fisker Alaska pickup truck, the Fisker Ronin super GT convertible, and Fisker Force-E offroad package for the Ocean SUV.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by designing and developing individual mobility in alignment with nature. Passionately driven by a vision of a clean future for all, the company is on a mission to create the world’s most sustainable and emotional electric vehicles. To learn more, visit Fiskerinc.com and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play.

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Contact:

European Media:

Press.europe@fiskerinc.com

US Media

Fisker@GODRIVEN360.com

Customer service: Support@fiskerinc.com

Fisker Inc. Communications:

Matthew DeBord

Sr Director, Communications Strategy & Storytelling

mdebord@fiskerinc.com

Franziska Queling

Regional Head of Public Relations Europe

fqueling@fiskerinc.com

Investor Relations:

Frank Boroch, VP of Investor Relations

fboroch@fiskerinc.com

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the closing and issuance of additional notes pursuant to the Securities Purchase Agreement, the Company’s future performance, expansion of operations, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker’s limited operating history; Fisker’s ability to enter into additional manufacturing and other contracts with Magna or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed-upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Annual Report on Form 10-K, under the heading “Risk Factors”, filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.